                                                                    EXHIBIT 10.4


                                   SUBLEASE

     This is a Sublease between IPL Systems, Inc., a Massachusetts corporation, and SeaChange Technology, Inc., a Delaware corporation.

     The parties hereto agree as follows:

I.   Summary of Basic Sublease Provisions.
     ------------------------------------

     Where hereafter used in this Sublease, these terms shall have the following meanings.

      Date:                                 March 19, 1996

      Sublandlord:                          IPL Systems, Inc.

      Mailing
      Address of Sublandlord:               124 Acton Street,
                                            Maynard, MA 01754

      Subtenant:                            SeaChange Technology, Inc.

      Mailing
      Address of Subtenant:                 124 Acton Street
                                            Maynard, MA  021754

      Premises:                             The portions on the first and second
                                            floors of the building known as
                                            Building 3 (the "Building"), located
                                            at 124 Acton Street, Maynard, MA
                                            01754 containing approximately
                                            36,723 rentable square feet,
                                            identified (diagramatically rather
                                            than precisely) on Exhibit A
                                            attached hereto, together with all
                                            rights and easements appurtenant
                                            thereto that are necessary for
                                            Subtenant's access to, and use and
                                            occupancy of the Premises in
                                            accordance with this Sublease.

      Second Floor
      Commencement Date:                    April 1, 1996 for 26,723 square feet
                                            of the Premises shown on Exhibit A
                                            (the "Second Floor"), subject to the
                                            terms of Section IV.1 hereof.

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      First Floor
      Commencement Date:                    January 1, 1997 for the remaining
                                            10,000 square feet of the Premises
                                            shown on Exhibit A (the "First
                                            Floor") subject to the terms of
                                            Section IV.1 hereof.

      Term of Sublease:                     The period commencing as of (a) the
                                            Second Floor Commencement Date for
                                            the Second Floor, or (b) the First
                                            Floor Commencement Date for the
                                            First Floor, and (c) for both the
                                            First Floor and Second Floor, ending
                                            March 31, 1998, unless sooner
                                            terminated in accordance herewith or
                                            by the termination of the Prime
                                            Lease (the "Termination Date").

      Base Rent:                            For the period beginning on the
                                            Second Floor Commencement Date and
                                            ending on the day immediately
                                            preceding the First Floor
                                            Commencement Date, Eight Thousand
                                            Nine Hundred Seven Dollars and
                                            Sixty-Seven Cents ($8,907.67) per
                                            month.

                                            For the period beginning on the
                                            First Floor Commencement Date and
                                            ending on the Termination Date,
                                            Thirteen Thousand Two Hundred
                                            Twenty-Eight Dollars and Seventy-
                                            Five Cents ($l3,228.75).

      Subtenant's Proportionate
      Share: (a) For real estate taxes and casualty, insurance only, the following Subtenant's Proportionate
                                            Share shall apply:

                                                (i) 21.60% for the period
                                                    beginning on the Second
                                                    Floor Commencement Date and
                                                    ending on the day
                                                    immediately preceding the
                                                    First Floor Commencement
                                                    Date (i.e., ratio of the
                                                    total square footage of the
                                                    Second Floor (26,723) and
                                                    that of the Building
                                                    (123,700)).


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

                                            (ii) 29.69% for the period beginning
                                                 on the First Floor Commencement
                                                 Date and ending on the
                                                 Termination Date (i.e., ratio
                                                 of the total square footage of
                                                 the Premises (36,723) and that
                                                 of the Building (123,700)).

                                         (b) For Subtenant's parking rights
                                         described in Section V.1 hereof,
                                         Utilities, snow removal, and care of
                                         lawns and shrubbery, the following
                                         Subtenant's Proportionate Share shall
                                         apply:

                                             (i) 27.54% for the period beginning
                                                 on the Second Floor
                                                 Commencement Date and ending on
                                                 the day immediately preceding
                                                 the First Floor Commencement
                                                 Date (i.e., ratio of the total
                                                 square footage of the Second
                                                 Floor (26,723) and that of the
                                                 Building less such space as is
                                                 currently subleased to Foster-
                                                 Miller, Inc. (97,027)).

                                            (ii) 37.85 % for the period
                                                 beginning on the First Floor
                                                 Commencement Date and ending on
                                                 the Termination Date (i.e.,
                                                 ratio of the total square
                                                 footage of the Premises
                                                 (36,723) and that of the
                                                 Building less such space as is
                                                 currently subleased to Foster-
                                                 Miller, Inc. (97,027)).

                                         (c) For janitorial services, trash
                                         removal, and elevator maintenance and
                                         repair, the following Subtenant's
                                         Proportionate Share shall apply:

                                             (i) 38.04% for the period beginning
                                                 on the Second Floor
                                                 Commencement Date and ending on
                                                 the date immediately preceding
                                                 the First

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

                                                 Floor Commencement Date (i.e.,
                                                 ratio of the total square
                                                 footage of the Second Floor
                                                 (26,723) and that of the
                                                 Building less the Third Floor
                                                 space and such space as is
                                                 currently subleased to Foster-
                                                 Miller (70,254)).

                                            (ii) 52.27% for the period beginning
                                                 on the First Floor Commencement
                                                 Date and ending on the
                                                 Termination Date (i.e., ratio
                                                 of the total square footage of
                                                 the Premises (36,723) and that
                                                 of the Building less the Third
                                                 Floor space and such space as
                                                 is currently subleased to
                                                 Foster-Miller (70,254)).

      Permitted Uses:                    Light manufacturing, research,
                                         development of products, office space,
                                         and any other legal use.

      Prime Lease:                       Lease dated August 20, 1992 by and
                                         between Maynard Industrial Property
                                         Associates and IPL Systems, Inc., a
                                         copy of which is attached hereto as
                                         Exhibit B.

      Prime Landlord (under the          Robert D. Quirk and Bruce T. Quirk, as
      Prime Lease):                      Trustees of Maynard Industrial
                                         Property Associates.

      Mailing Address                    272 Willis Road
      of Prime Landlord:                 Sudbury, MA 01776


II.  Sublease.

     Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from the Sublandlord the Premises upon and subject to the terms and provisions of this Sublease, for the Term of Sublease set forth in Article 1. The Premises shall be delivered to Subtenant in broom clean condition, subject to the construction of the Improvements as required under Article IV of this Sublease, free of all personal property and trade fixtures not owned by Sublessee and free of all tenants and occupants.

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

III.     Base Rent; Other Payments.
         -------------------------

     1. (a) Subtenant shall pay Base Rent to Sublandlord at the rate specified in Article I without deduction, off-set or demand (except as permitted in
Section IX.d hereof) on the applicable Commencement Date of the Term of this Sublease and, thereafter, monthly, in advance, at least five (5) days before the first day of each calendar month during the Term hereof, at Sublandlord's mailing address set forth in Article I or such other place as Sublandlord may from time to time designate in writing to Subtenant, such advance payments to be made so as to provide funds to Sublandlord in advance of the due dates of its rental payments under the Prime Lease. Base Rent and additional rent as provided herein shall be prorated for partial calendar months, if any, at the beginning and end of the term hereof. Base Rent and any additional sums due hereunder and not paid within fifteen (15) days of the date due shall bear interest at the Prime rate of interest published in the Wall Street Journal from
                                                        -------------------
and after the due date until paid, plus two percent (2%).

         (b) Subtenant agrees that simultaneously with the execution hereof, it will deliver to Sublandlord a security deposit (the "Second Floor Security Deposit") in the amount of $8,907.67, to be held by Sublandlord as security for Subtenant's performance of its obligations under this Sublease. Subtenant further agrees that no later than the First Floor Commencement Date, Subtenant will deliver to Sublandlord a security deposit in the amount of $13,228.75 (the "First Floor Security Deposit"), as further security for Subtenant's performance of its obligations under this Sublease. Sublandlord may apply the applicable Security Deposit against any amounts due Sublandlord by reason of Subtenant's default in the performance of such obligations. Any balance remaining shall be returned to Subtenant after the expiration of the Term of this Sublease upon redelivery of possession of the Premises to Sublandlord in substantially the same condition and repair as the Premises were in on the applicable Commencement Date, reasonable wear and tear and damage by fire or other casualty or eminent domain excepted. Sublandlord shall not be obligated to pay interest on either Security Deposit.

     2. During the Term of the Sublease, Subtenant shall pay, as additional rent, to the Sublandlord, the Subtenant's Proportionate Share of (a) real estate taxes for the Premises or any portion thereof to the extent the same are payable by Sublandlord pursuant to Paragraph 6E of the Prime Lease, (b) Sublandlord's cost of casualty insurance for the Premises or any portion thereof to the extent the same is payable by Sublandlord pursuant to Paragraph 6D of the Prime Lease,
(c) Utilities in the manner described in Section IV.2.a hereof, and to the extent amounts for Utilities are payable pursuant to Paragraph 6A of the Prime Lease, (d) Sublandlord's costs for maintenance and repair of the electrical, plumbing, HVAC system and elevators serving the Building (but not the Premises or the Subtenant exclusively) pursuant to Section IV.2.b hereof, (e) Sublandlord's costs for snow removal and care of lawns and shrubbery to the extent the same are payable pursuant to Paragraph 6C of the Prime Lease, and (f) Sublandlord's costs for janitorial and trash removal services to the extent the same are payable pursuant to Section IV.2.b hereof. Payments for Subtenant's Proportionate Share of the charges and expenses listed in subparagraphs (a) through (c) above must be paid within five (5) business days of Subtenant's receipt of a statement from the Sublandlord indicating that such a payment is due. Payments for Subtenant's Proportionate Share of the charges and expenses listed in subparagraphs (d) through (f). above must be paid within ten (10) days of Subtenant's receipt of an invoice therefor.

IV.  Preparation and Use of Premises:
     --------------------------------

     Without limitation of any other obligations upon or covenants of Subtenant herein contained, including Subtenant's agreement to comply with and be bound by the terms and provisions of the Prime Lease:

          1. (a) Prior to the applicable Commencement Date, Sublandlord shall complete the Subtenant Improvements described on the attached Exhibit C (the "Improvements") in accordance with final working drawings and specifications describing such Improvements that have been submitted in advance by Subtenant to Sublandlord, and approved in writing by Sublandlord (which approval shall not be unreasonably withheld, conditioned or delayed), by Prime Landlord in accordance with the Prime Lease and Section IV.6 hereof (if any of the Improvements constitute structural alterations), and local authorities (if required). Subtenant and Sublandlord acknowledge that construction of the Improvements may require the approval of local authorities and Prime Landlord. If, within thirty
(30) days after presentation of plans for the Improvements by Subtenant to Sublandlord, Sublandlord is unable to obtain such approvals due to circumstances within the reasonable control of Sublandlord, Subtenant shall have the option to terminate this Sublease upon thirty (30) days' written notice to Sublandlord; provided, however, that if Subtenant does not so terminate this Sublease, Subtenant shall have the option to continue its occupancy and use of only the Second Floor in accordance with the terms of this Sublease upon thirty (30) days' written notice to Sublandlord, and, from and after Sublandlord's receipt of such notice, Subtenant's rights and obligations under this Sublease (including, the payment of Base Rent equal to $8.907.67, additional rent and other charges through and including the Termination Date) shall continue with regard to the Second Floor only and not the First Floor.

              (b) Sublandlord shall use best efforts to substantially complete the Improvements described in Paragraph 1 of Exhibit C on or before April 1, 1996, and the Improvements described in Paragraph 2 of Exhibit C on or before January 1, 1997, which dates shall be extended for a period equal to that of (i) any delays caused by action of Subtenant, (ii) delays due to the failure of Subtenant to comply with Section IV.1.a hereof, or (iii) delays due to causes reasonably beyond Sublandlord's control (but in no event shall the extension for delays due to causes reasonably beyond Sublandlord's control exceed 45 days). The First Floor and Second Floor shall be deemed "substantially completed" when the Sublandlord has completed the Improvements for the First Floor or Second Floor, as the case may be, for Subtenant's occupancy, except for minor (so-called "punchlist") items of work that will not materially interfere with Subtenant's business operations therein and which shall be completed by Sublandlord within thirty (30) days after the applicable Commencement Date.

          (c) Subtenant may, at its sole risk and expense, upon reasonable advance notice to Sublandlord, enter the Second Floor before April 1, 1996, or the First Floor before January 1, 1997, to make inspections, take measurements, and install furnishings and equipment on the Second Floor or First Floor, as the case may be, so long as Subtenant does not materially interfere with Sublandlord's use of, and business operations at, the Premises and Sublandlord's construction of the Improvements. From the date Subtenant first so enters the Second Floor until April 1, 1996, or the First Floor until January 1, 1997, Subtenant shall observe and perform all of the terms and conditions of this Sublease except that Subtenant shall not be obligated to make payments due under
Article III of this Sublease. Subtenant shall indemnify, defend and hold harmless Sublandlord against injury to any person, and against all costs, claims, losses and damages of any kind, including but not limited to the fees of attorneys, engineers, inspectors and consultants, that may occur as a result of Subtenant's and Subtenant's agents' entry upon the Second Floor or First Floor, as the case may be, and performance of Subtenant's inspections, measurements, installations or Subtenant's other activities on the Second Floor or First Floor. Subtenant shall also repair any and all damage to the Second Floor and First Floor occasioned by Subtenant's inspection, measurements, installations or other activities thereon.

     If the Improvements described in Paragraph I of Exhibit C are not substantially completed on April 1, 1996, or the Improvements described in Paragraph 2 of Exhibit C are not substantially completed on January 1, 1997 (each as extended pursuant to the first sentence of subsection (b) above), Subtenant shall be entitled to construct the Improvements, and the Second Floor Commencement Date and the First Floor Commencement Date shall become respectively, the dates of which the Improvements described in Paragraph 1 of Exhibit C and the Improvements described in Paragraph 2 of Exhibit C are completed, and Sublandlord shall reimburse Subtenant for its share of such construction costs as provided in Subsection (d) below, and if such reimbursement is not made within thirty (30) days of Subtenant's receipt of an invoice therefor, Subtenant shall have the right to offset the total amount of Sublandlord's required contribution against Base Rent, additional rent and any other charges due hereunder as provided in Subsection (d) below.

          (d)  The costs of the Improvements shall be paid as follows:

                    (i) Sublandlord shall pay the cost of completing the Improvements described in Paragraph 1 of Exhibit C (including the fees of architects and engineers and the costs associated with obtaining required permits and approvals); and

                    (ii) Sublandlord shall pay the first Ten Thousand Dollars
                         ($10,000) of the cost of the Improvements described in Paragraph 2 of Exhibit C, and Sublandlord shall bill Subtenant for fifty percent (50%) of any costs therefor in excess of said $10,000 (including the fees of architects and engineers and the costs associated with obtaining required permits and approvals), which amount shall be due to Sublandlord within ten (10) days after Subtenant's receipt of an invoice therefor.

     If Sublandlord fails to construct the Improvements as required under this
Section IV.1 by April 1, 1996 (with respect to the Improvements described in Paragraph 1 of Exhibit C) and by January 1, 1997 (with respect to the Improvements described in Paragraph 2 of Exhibit C) (each as extended pursuant to the first sentence of subsection (b) above), Subtenant shall have the right to construct the Improvements and offset the Sublandlord's required contribution towards the Improvements set forth in this subsection (d) against the Base Rent, additional rent and other charges due under this Sublease.

2. (a) As the First Floor and Second Floor are not separately billed for heat, water, gas, air conditioning, electricity, sewer and other utilities (together the "Utilities") by the provider thereof, then beginning on the applicable Commencement Date, Sublandlord shall pay the cost of such Utility services, and Subtenant shall pay Subtenant's Proportionate Share of such costs to Sublandlord within five (5) days of Subtenant's receipt from Sublandlord of a statement indicating that such a payment is due and a copy of the bill issued by the provider of such Utility services; provided, however, that if Subtenant's use of the First Floor or Second Floor or any equipment therein results in the consumption of any Utilities substantially or materially in excess of the Utility usage expense of Sublandlord for the First Floor during the calendar year immediately preceding the applicable Commencement Date, Subtenant shall reimburse Sublandlord for the cost of such excess Utility usage based on Sublandlord's actual third-party costs of such Utilities. If Sublandlord agrees to Subtenant's installation of a so-called check meter in the Premises, Sublandlord shall pay the cost of electrical service directly to the provider, and Subtenant shall reimburse Sublandlord for Subtenant's portion of such cost based on readings from the check meter within five (5) days of Subtenant's receipt of a statement from Sublandlord indicating that such a payment is due.

          (b) Subtenant shall be responsible for all repairs and maintenance obligations with respect to the Building systems, facilities, and equipment exclusively serving the Premises and for which Sublandlord has responsibility under Sections 5A, 5B and 6B of the Prime Lease, except that Sublandlord shall be responsible for electrical, plumbing, HVAC and elevator repair and maintenance to the extent required of Sublandlord as tenant under the Prime Lease, and Subtenant shall pay its Proportionate Share of such electrical, plumbing, HVAC and elevator repair and maintenance costs to Sublandlord as required under Section III.2 hereof.

     3. Subtenant agrees that the Premises and any portion thereof shall be used only by Subtenant (except as consented to by Sublandlord pursuant to Article VI hereof), and only for the purposes specified in Article I hereof, consistent with applicable zoning requirements and applicable laws, rules and regulations (with respect to which Sublandlord makes no warranties or representations) and for no other purpose. If any law, ordinance or regulation, or deed restriction or other restriction at any time prohibits the Permitted Uses, Subtenant may, at its option, terminate this Sublease upon notice to Sublandlord without prejudice to any other rights Subtenant may have at law or in equity. Sublandlord agrees to use reasonable efforts to deliver to Subtenant, within sixty (60) days following execution of this Sublease, a copy of the Certificate of Occupancy for the Premises issued by the appropriate municipal officials.

4. Subject to Sublandlord's obligations under Section IV.1 and Section IV.2.b hereof, from and after the applicable Commencement Date, Subtenant, at its expense, shall be responsible for maintaining the First Floor and Second Floor in substantially the same order, condition and repair as they are in as of the applicable Commencement Date, reasonable wear and tear, damage by fire or other casualty and eminent domain excepted, and shall comply with all miles, orders and regulations of governmental authorities now or hereafter in force and with any lawful direction of any public officer, and with orders, rules and regulations of any Board of Fire Underwriters or any other body hereafter constituted exercising similar functions and governing insurance rating bureaus, in each case to the extent the same are applicable to the First Floor or Second Floor or the use and maintenance thereof or any alteration, addition or improvement thereto by Subtenant; provided, however, that Subtenant shall not be responsible for correcting or remediating any violation of law, ordinance, order or regulation arising prior to the applicable Commencement Date and unrelated, to Subtenant's activities at the Premises. If the Subtenant receives notice of any violation of law, ordinance, order or regulation applicable to the First Floor or Second Floor or the use and maintenance thereof, it shall give prompt notice thereof to the Sublandlord. Notwithstanding, the foregoing Subtenant shall not be responsible for making alterations or additions to the Premises in order to render the Premises in compliance with the Americans with Disabilities Act (the "Act"), provided, however, that if Subtenant shall construct or install improvements, alterations or additions on the Second Floor on or after the Second Floor Commencement Date, or on the First Floor on or after the First Floor Commencement Date (excluding the Improvements described in Exhibit C), which, in either case, necessitate the completion of further work in order that the Premises or any portion thereof complies with the Act, Subtenant shall, at its sole cost and expense, complete all such work as is required to render the Premises or such portion thereof in compliance with the Act.

     5. Sublandlord acknowledges that there is currently in force a policy of fire insurance on the Building in at least the amount of $4,372,000, as required by Paragraph 6D of the Prime Lease, including adjustments made pursuant to said Paragraph 6D. Subtenant will not, nor will it permit its employees, agents and invitees to do anything in the Premises or the Building, or bring anything into the Premises or the Building, or permit anything to be brought into the Premises or the Building or to be kept therein which would in any way increase the rate of fire insurance on the Building or the Premises, and the Subtenant agrees to pay on demand any such increase. Subtenant shall not generate, store, handle or dispose of any hazardous waste or hazardous substances in, on or about the Premises in any manner contrary to Federal, state or local environmental laws and regulations, including, without limitation, M.G.L. Chapters 21C and 21E and the Resource Conservation and Recovery Act 42 U.S.C. (S)(S) 6901 et seq. and the regulations promulgated thereunder. The term hazardous substances shall include, but not be limited to, the definition of "hazardous substances" in M.G.L. Chapters 21C and 21E. Subtenant shall defend and hold harmless the Sublandlord for any loss, cost, claim, or expense of whatever nature suffered or incurred by the Sublandlord (including any costs incurred by Sublandlord in enforcing this provision against the Subtenant) as a result of
(a) the release or discharge of any hazardous substances in, on, or about the Premises or the Building, arising out of or related to Subtenant's occupancy of or activities at the Premises, which release or discharge is not caused by the willful misconduct or gross negligence of Sublandlord, or (b) any violation by Subtenant of the aforementioned environmental laws or regulations. Sublandlord shall defend, indemnify and hold harmless the Subtenant for any loss, cost, claim or expense of whatever nature suffered or incurred by Subtenant (including any costs incurred by Subtenant in enforcing this provision against Sublandlord) as a result of (a) the release or discharge of any hazardous substances in, on, or about the Premises or the Building, arising out of or related to Sublandlord's occupancy of or activities at the Premises or the Building, which release or discharge is not caused by the willful misconduct or gross negligence of Subtenant, or (b) any violation by Sublandlord of the aforementioned environmental laws or regulations.

     6. Subtenant shall not make structural alterations, additions or improvements to the Premises except with the prior written approval of Prime Landlord (which approval shall not be unreasonably withheld) and, in the event of such approval, with Prime Landlord's prior written approval of all plans and specifications therefor (which approval shall not be unreasonably withheld). Subtenant agrees to give Sublandlord and Prime Landlord notice of any major alterations, whether structural or non-structural. Subtenant's rights and obligations with respect to any such alterations, additions or improvements shall be subject to applicable provisions of the Prime Lease, to all other rights of the Prime Landlord thereunder, and to such reasonable conditions regarding procurement of permits, insurance or other conditions as Sublandlord may reasonably require. Sublandlord agrees to cooperate with Subtenant (which cooperation shall not include the expenditure of money) in seeking approvals from Prime Landlord that are required under this Subsection IV.6.

     7. Sublandlord's receptionist who is sitting at the lobby reception desk during regular business hours (8:30 a.m. to 5:00 p.m., Monday through Friday) shall direct visitors of Subtenant from the lobby reception desk to the Premises. Subtenant may, at Subtenant's sole expense, post a sign at the lobby reception desk (which is described in Exhibit D attached hereto), provided that Subtenant does not move or obstruct the sign of Sublandlord currently located therein. Subtenant shall not erect an exterior sign on or near the Building without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, and provided that Sublandlord so consents, such exterior sign shall comply with the applicable signage regulations of the Town of Maynard and shall be aesthetically and architecturally compatible with the design of the Building. Sublandlord agrees to cooperate with Subtenant (which cooperation shall not include the expenditure of money) in seeking the consent of Prime Landlord required under this subsection 7.

V.   Prime Lease.
     -----------

      1. (a) This Sublease is subject and subordinate to the terms and provisions of any mortgages or ground leases that may now or hereafter exist or be placed upon the Premises or the Building or the lot on which the Building is located, and any amendments thereto, and to the Prime Lease, as the same may be amended from time to time; provided, however, that Sublandlord shall not agree to any amendment of the Prime Lease that would unreasonably or materially alter the rights or remedies of Subtenant thereunder or hereunder. All terms and conditions of the Prime Lease are incorporated into this Sublease (except as otherwise provided under the terms of this Sublease), and all references in the Prime Lease to "Landlord", "Tenant", "leased premises", "rent" and "Commencement Date" shall be deemed to refer, respectively, to Sublandlord, Subtenant, Premises, Base Rent and the applicable Commencement Date. The Premises are leased subject to all rights reserved by the Prime Landlord, if any, under the plan described in Paragraph 1 of the Prime Lease. Sublandlord represents that the Sublandlord has furnished the Subtenant with a true and complete copy of the Prime Lease attached hereto as Exhibit B. It is the intention of the parties that Subtenant shall comply with all of Sublandlord's obligations under the Prime Lease (but only with respect to the Premises) to the same extent and with the same force and effect as if Subtenant were the tenant thereunder, and Subtenant hereby agrees so to comply with all of Sublandlord's obligations under the Prime Lease (but only with respect to the Premises), except as such compliance shall be expressly inconsistent with the provisions hereof (including, without limitation, the repair and maintenance obligations of Sublandlord under Section IV.2.b hereof), and Subtenant agrees to be bound by all of the terms and provisions of the Prime Lease, including, without limitation, provisions therein with respect to use of, damage to or destruction of all or any part of the Premises or the Building and taking by eminent domain of all or any part of the Premises or the Building, to the same extent as though Subtenant were the tenant thereunder. Subtenant shall have the right to use Subtenant's Proportionate Share of the 308 parking, spaces that Sublandlord currently uses at Building site, which spaces may be designated by Sublandlord. Except as specifically provided for in this Sublease, no other rights or benefits of Sublandlord under the Prime Lease shall inure to the benefit of Subtenant.

          (b) Notwithstanding the provisions of Section V.1.a above, the following terms and conditions of the Prime Lease are not incorporated into this
Sublease: Paragraphs 1, 2, 3, 4, 6B, 6D, 9, 10, 11, 12, 13, 15, 16, 17, 18, 19,
20(d), 20(e), and 21. In the event of any inconsistency between the terms of the Prime Lease and this Sublease, the terms of this Sublease shall control.

     2. Each party hereto shall promptly forward to the other copies of all notices and other communications received by it from Prime Landlord or from any other party relating to the Premises or to this Sublease or the Prime Lease. Each party hereto shall copy the other on any notice of default, termination or otherwise affecting the existence or validity of the Sublease or the Prime Lease. Within ten (10) days of Sublandlord's request, Subtenant shall certify to Sublandlord that Subtenant is not in default of its obligations hereunder, both as to this Sublease and the Prime Lease.

     3. Subtenant represents that it is familiar with all of the terms of the Prime Lease attached as Exhibit B. Except as set forth in Sections IV.1, IV.2.b,
IV.4 and IV.5 above, Sublandlord shall have no responsibility whatsoever with respect to the Premises, including, without limitation, matters involving the supply of utility services, maintenance, repair, use, management or operation of the Premises, it being the intention of the parties that Sublandlord shall cooperate with Subtenant (which cooperation shall not include the expenditure of money) to secure the performance of Prime Landlord's obligations under the Prime Lease with respect to such matters; and Subtenant shall be responsible for such matters not otherwise provided for herein. Notwithstanding the foregoing, in the event any Utilities are interrupted so as to render the Premises or any portion thereof untenantable for three (3) or more consecutive business days, and such interruption is caused by the act or omission of Sublandlord, Subtenant's obligation to pay Base Rent shall abate from the date of such interruption until such Utilities are restored to the extent any business interruption insurance held by Subtenant does not cover said interruption in Utility service. Sublandlord shall indemnify and hold harmless Subtenant from damages to persons and property of Subtenant due to circumstances within the reasonable control of Sublandlord in performance of its obligations as tenant under the Prime Lease or its obligations as Sublandlord hereunder, provided, however, that Sublandlord shall in no event be liable to Subtenant for any indirect or consequential damages arising in connection with this Sublease or in connection with the Subtenant's occupancy of the Premises. Sublandlord hereby assigns to Subtenant, in common with Sublandlord, all of Sublandlord's rights and remedies, as tenant under the Prime Lease, arising in connection with a default by Prime Landlord in the performance of its obligations under the Prime Lease. Subtenant may pursue any proceeding or other enforcement action in Sublandlord's name against Prime Landlord (including any proceeding or enforcement action brought by Subtenant pursuant to Paragraph 20(g) of the Prime Lease), provided, however, that Subtenant shall obtain the prior written consent from Sublandlord (which consent shall not be unreasonably withheld) before so pursuing any such proceeding or other enforcement action. Nothing herein shall preclude Sublandlord from pursuing any proceeding or other enforcement action in Sublandlord's name against Prime Landlord. Without limitation, Subtenant shall have no claim against Sublandlord for any default by Prime Landlord under the Prime Lease. This Sublease shall terminate upon the termination for any reason of the Prime Lease.

     4. Sublandlord's obligation with respect to the Prime Lease is to do all actions and things as shall be necessary to prevent a default thereunder which would adversely affect Subtenant's rights under, or cause the termination or cancellation of, the Prime Lease or this Sublease. Without limitation, Sublandlord shall make prompt payments of rent and additional rent due to Prime Landlord thereunder, subject, however, to timely receipt by Sublandlord of Base Rent, additional rent, and all other payments due hereunder from Subtenant.

     5. Sublandlord warrants and represents to Subtenant that (i) the Prime Lease is in full force and effect; (ii) there are no amendments, modifications or extensions thereof; (iii) there are no outstanding notices of default under the Prime Lease; (iv) Sublandlord has full and lawful authority to sublease the Premises; (v) as of the date hereof, Sublandlord has not filed for bankruptcy;
(vi) Sublandlord will do nothing to cause (or fail to do anything that would cause) a default under the Prime Lease; and (vii) the Prime Landlord has performed all work required under Paragraphs 6B and 17 of the Prime Lease.

VI.  Assignment and Subleasing.
     -------------------------

      Notwithstanding any other provisions of this Sublease, the Subtenant shall not assign or otherwise transfer this Sublease or any interest herein, voluntarily or by operation of law, or sublet (which term, without limitation, shall include granting of concessions, licenses, and the like) or allow any other person to occupy the whole or any part of the Premises, without, in each instance, the prior written consent of the Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed, and, in the event that Sublandlord shall consent to such assignment, subletting, or other transfer or occupancy in any instance, the Subtenant originally named herein shall remain fully and primarily liable for performance of all Subtenant obligations hereunder, including, without limitation, the obligation to pay the Base Rent. and other amounts provided under this Sublease.

VII. Indemnification.
     ---------------

     1. Subtenant shall be bound by all conditions in the Prime Lease to the extent incorporated under the terms of this Sublease, and Subtenant shall neither do, nor omit to do nor permit to be done anything which would increase Sublandlord's liability or obligations to the Prime Landlord under the Prime Lease or which would cause the Prime Lease to be terminated or forfeited. Without limitation, and to the maximum extent this agreement may be made effective according to law, Subtenant shall and hereby agrees to defend (with counsel reasonably acceptable to Sublandlord), indemnify and hold harmless Sublandlord, the directors, officers, agents and employees of Sublandlord and those in privity with Sublandlord from and against all liabilities, costs, expenses and claims or demands of any kind made or incurred by reason of any breach, default or omission on the part of Subtenant hereunder or under the Prime Lease or by operation of law and arising from the act or the failure to act of Subtenant, its officers, agents, employees, contractors, licensees, guests or invitees or anyone claiming by or through Subtenant, or the failure of Subtenant or such person to comply with any rule, order, regulation or lawful direction now or hereafter in force of any public authority with which Subtenant is obligated to comply under the terms of this Sublease, or arising directly or indirectly from any accident, injury or damage however caused to any person, or to the property of any person, occurring in or about the Premises, from the time Subtenant first enters the First Floor or Second Floor of the Premises, as the case may be, for any reason, throughout the term of this Sublease, and thereafter so long as Subtenant or anyone claiming by or through Subtenant is in occupancy of any part of the Premises, except to the extent any of the foregoing is caused by Sublandlord's gross negligence or willful misconduct.

     This indemnification and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof with counsel reasonably acceptable to Sublandlord or counsel selected by an insurance company which has accepted responsibility for the defense of such claim or liability therefor.

      2. To the maximum extent this indemnification and hold harmless agreement may be made effective according to law, Subtenant agrees to use and occupy the Premises at Subtenant's own risk; and Sublandlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Subtenant or those claiming by, through or under Subtenant, however caused, except to the extent such loss or damage is caused by the gross negligence or willful misconduct of Sublandlord. The provisions of this Article shall be applicable from and after the execution of this Sublease and until the end of the Term of Sublease, and during such further period as Subtenant may use or be in occupancy of any part of the Premises, and Subtenant agrees to obtain and maintain throughout such period a policy of insurance insuring all personal property of Subtenant located upon the Premises against any loss or damage from fire or other casualty in the broadest form in which such coverage is available.

      3. To the maximum extent this indemnification and hold harmless agreement may be made effective according to law, Subtenant agrees that Sublandlord shall not be responsible or liable to Subtenant, or to those claiming by, through or under Subtenant, for any loss or damage resulting to Subtenant or those claiming by, through or under Subtenant, or to its or their property, that may be occasioned by any loss or damage from the breaking, bursting, stopping or leaking of electric cables and wires, and water, gas, sewer and steam pipes except to the extent such loss or damage is caused by the gross negligence or willful misconduct of Sublandlord, its agents, employees, contractors, invitees, quests or subtenants other than Subtenants.

VIII. Liability Insurance.
      -------------------

      1. Subtenant agrees to maintain in full force from the date upon which the Subtenant first enters the Premises for any reason, throughout the Term of Sublease, and thereafter so long as Subtenant or anyone claiming by or through Subtenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance issued by a company authorized to do business in the Commonwealth of Massachusetts in an amount not less than $3,000,000 under which Sublandlord (and such other persons as may be designated by Sublandlord from time to time by written notice to Subtenant) and Subtenant are named as insureds. Each such policy shall be non-cancelable and non-amendable with respect to Sublandlord and Sublandlord's said designees without twenty (20) days' prior notice to Sublandlord, and a duplicate original or certificate of each such policy shall be delivered to Sublandlord on or before the applicable Commencement Date.

      2. Subtenant and Sublandlord covenant that with respect to any insurance coverage carried by either Subtenant or Sublandlord in connection with the Premises or the Building, whether or not such insurance is required by the terms of this Sublease, such insurance shall provide for the waiver by the insurance carrier of any subrogation rights against Sublandlord, its agents, servants and employees under Subtenant's insurance policies, or against Subtenant, its agents, servants and employees under Sublandlord's insurance policies, where such waiver of subrogation rights does not require the payment of an additional premium, or, if an additional premium is required to be paid, the other party offers to pay such premium after being notified of such additional premium.

IX.  Default.
     -------

     If:

     (a) Subtenant shall fail to pay the Base Rent or other charges on or before the date on which the same become due and payable and such failure continues for five (5) days, or

     (b) Subtenant shall fail to perform or observe any other term or condition contained in this Sublease and Subtenant shall not commence to cure such failure within twenty (20) days after written notice from Sublandlord to Subtenant thereof and promptly and diligently complete the curing of the same, or

     (c) the estate hereby created shall be taken on execution or by other process of law, or if Subtenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of Subtenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Subtenant's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of Subtenant under any provisions of the Bankruptcy Act now or hereafter enacted and such petition is not discharged within sixty (60) days of filing, or if Subtenant shall file a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Act now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts, then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in former instance), Sublandlord may, immediately or at any time thereafter, and without demand or notice, enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Sublandlord's former estate, and expel Subtenant and those claiming through or under Subtenant and remove its or their effects without being guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant. Further, in any of said cases and with or without entry as aforesaid, Sublandlord shall have the right, by written notice to Subtenant, forthwith to terminate this Sublease; and Subtenant covenants and agrees, notwithstanding any entry or re-entry by Sublandlord, whether by summary proceedings, termination, or otherwise, to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Base Rent and other charges reserved as they would, under the terms of this Sublease, become due if this Sublease had not been terminated or if Sublandlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, for a period less than the remainder of the term, or for the whole hereof, but, in the event the Premises be relet by Sublandlord, Subtenant shall be entitled to a credit in the net amount of rent received by Sublandlord in reletting, after deduction of all expenses actually incurred in reletting the Premises (including, without limitation, remodeling costs, reasonable attorneys' fees, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

     Amounts received by Sublandlord after reletting shall first be applied against such Sublandlord's reasonable expenses, until the same are recovered, and until such recovery, Subtenant shall pay, as of each day when a payment would fall due under this Sublease, the amount which Subtenant is obligated to pay under the terms of this Sublease (Subtenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Sublease); when and if such expenses have been completely recovered, the amounts received from reletting by Sublandlord as have not previously been applied shall be credited against Subtenant's obligations as of each day when a payment would fall due under this Sublease, and only the net amount thereof shall be payable by Subtenant. Further, amounts received by Sublandlord from such reletting, for any period shall be credited only against obligations of Subtenant allocable to such period, and shall not be credited against obligations of Subtenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the Term of Sublease is scheduled to expire according to the terms of this Sublease.

     As an alternative, at the election of Sublandlord, Subtenant will, upon such termination, pay to Sublandlord, as damages, such a sum as at the time of such termination Represents the amount, of the excess if any, of the then value of the total rent and other benefits which would have accrued to Sublandlord under this Sublease for the remainder of the term if this Sublease had been fully complied with by Subtenant over and above the then cash rental value (in advance) of the Premises for the balance of the term.

X.   Miscellaneous.
     -------------

     1. No payment by Subtenant, or acceptance by Sublandlord, of a lesser amount than shall be due from Subtenant to Sublandlord shall be treated otherwise than as payment on account. The acceptance by Sublandlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, to the effect that such lesser amount is payment in full, shall be given no effect, and Sublandlord may accept such check without prejudice to any other rights or remedies which Sublandlord may have against Subtenant.

     2. Subtenant agrees immediately to discharge (by payment, by filing the necessary bond, or otherwise) any mechanics', materialmen's or other lien against or upon the Premises or Sublandlord's interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Subtenant in, upon or about the Premises.

     3. Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Sublandlord and Subtenant, but this Section X.3 shall not be construed to be a consent of Sublandlord to any assignment or subletting by Subtenant.

     4. Any notice or demand which either party may or must give to the other hereunder shall be in writing sent by either (a) overnight mail by a recognized carrier, (b) by hand or (c) certified mail, return receipt requested, addressed to Sublandlord or to Subtenant at its respective mailing addresses set out in
Article 1. Either party may, by like notice, direct that future notices or demands be sent to a different address. All such notices shall be effective when actually received or three (3) days after deposit in the United States mail.

     5. Sublandlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Subtenant to perform any of the provisions of this Sublease before the expiration of applicable grace periods set forth in this Sublease, and in the event of the exercise of such right by Sublandlord, Subtenant agrees to pay to Sublandlord forthwith upon demand all such sums, including, without limitation, reasonable attorney's fees; and if Subtenant shall default in such payment, Sublandlord shall have the same rights and remedies as Sublandlord has hereunder for the failure of Subtenant to pay rent.

     6. Subtenant shall peaceably surrender possession of the Premises to Sublandlord in substantially the same condition and repair as the Premises were in on the applicable Commencement Date, and in compliance with the provisions hereof at the expiration or sooner termination of the term of this Sublease, reasonable wear and tear. and damage by fire or other casualty and eminent domain excepted. Neither Sublandlord nor Prime Landlord shall have any obligation to pay or reimburse Subtenant for any improvements made to or on the Premises by Subtenant, except as provided in Section IV.1.d hereof. Subtenant shall have the right to remove all of its personal property, furniture, and fixtures and equipment installed by Subtenant at any time during the Term of this Sublease or at the expiration or earlier termination thereof; provided, however, that Subtenant shall promptly, and at its own expense, repair all damage to the Premises and the Building arising from any such removal.
Subtenant shall, at the time of such expiration or other termination hereof, remove any liens or encumbrances to Prime Landlord's title or leasehold interest or Sublandlord's leasehold interest for which Subtenant is responsible. In the event Subtenant fails to remove any of Subtenant's property from the Premises on or before the Termination Date or earlier termination of this Sublease, such property shall be deemed abandoned and Sublandlord or Prime Landlord is hereby authorized, without liability to Subtenant for loss or damage thereto, and at the sole risk of Subtenant, to remove and store any of such property at Subtenant's expense, or to retain the same under its or their control, or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of any such sale toward the payment of any sum hereunder owing by the Subtenant, or to destroy such property. Without limitation, the provisions of this section shall survive the expiration or other termination of this Sublease.

     7. This Sublease shall be governed by the laws of the Commonwealth of Massachusetts, contains the entire agreement between the parties hereto, and may be altered, amended or terminated only by a written instrument executed by each of the parties hereto. The article headings are used herein only for convenience of reference and are in no way intended to define, limit or explain the scope or contents of this Sublease or affect its provisions in any way. This Sublease has been executed as a recordable document pursuant to Section 115 of M.G.L. c. 156B, and each party hereto agrees that the other may rely on this Sublease in accordance with said Section 115 of M.G.L. c. 156B.

     8. The parties hereto warrant and represent that they have not dealt with or negotiated with any broker, other than Whittier Partners and Columbia Group, in connection with this transaction, whose fees shall be paid by Sublandlord; provided, however, that Sublandlord shall not be responsible for any fees associated with any occupancy arrangement other than this Sublease, including, but not limited to, any direct lease between Prime Landlord and Subtenant. Each party agrees to indemnify and hold harmless the other against any loss, cost or expense (including reasonable attorneys' fees) arising out of a claim by any broker in connection with this Sublease, alleging it was employed by, dealt with, or negotiated on behalf of Subtenant or Sublandlord.

     9. Notwithstanding any provision of this Sublease to the contrary, if the consent of Prime Landlord is required under the Prime Lease with respect to any action or proposed action of Subtenant, and Subtenant obtains Prime Lessor's consent either directly or through Sublandlord, the consent of Sublandlord shall not be required unless explicitly required under this Sublease, or unless such consent by Prime Landlord would increase Sublandlord's obligations or liabilities under this Sublease. Where the consent of Prime Landlord is required under the Prime Lease, Sublandlord agrees to cooperate with Subtenant (which cooperation shall not include the expenditure of money) in obtaining such consent of Prime Landlord.

XI.  Extension Option; Capital Cost Reimbursement.
     --------------------------------------------

     Subtenant shall provide written notice to Sublandlord not later than twelve
(12) months prior to the Termination Date of this Sublease that Subtenant wishes to occupy the Premises for an additional period of five (5) years to follow consecutively after said Termination Date. Sublandlord shall provide Subtenant with a copy of the rent schedule provided to Sublandlord pursuant to Paragraphs 18(c) or 18(g), and Subtenant shall give written notice to Sublandlord no later than five (5) days following Subtenant's receipt of said rent schedule as to whether Subtenant accepts or rejects the rent schedule. Subtenant and Sublandlord agree that time is of the essence. If Subtenant does not give Sublandlord written notice of its acceptance or rejection of any rent schedule submitted to Subtenant within said five-day period, Subtenant shall be deemed to have accepted the rent schedule. If based on Subtenant's acceptance of the rent schedule submitted to it by Sublandlord, Sublandlord exercises its option to extend the term of the Prime Lease pursuant to Paragraph 18 of the Prime Lease, the Term of this Sublease shall be extended to run coterminous with that of the Prime Lease, and the rental rate shall be the same rental rate set forth in the rent schedule agreed to by the parties under Paragraph 18 of the Prime Lease.

     If Subtenant is not or will not be in occupancy of the Premises through and including April 1, 1999, either as a subtenant of Sublandlord under this Sublease (as the Term hereof may be extended) or as a direct tenant of Prime Landlord under a direct lease with Prime Landlord, due to Sublandlord's decision not to exercise its option to extend pursuant to the aforesaid Paragraph 18, Sublandlord shall pay Subtenant up to $75,000 (the "Capital Cost Reimbursement") for the cost of the Improvements completed by, or at the direction of, Subtenant on the First Floor of the Premises during the Term of this Sublease (as may be extended under this Article); provided, however, that Sublandlord shall not be obligated to reimburse the Capital Cost Reimbursement to Subtenant if Subtenant elects not to exercise its option to extend this Sublease and does not obtain a direct lease with Prime Landlord for the Premises. Subtenant shall submit copies to Sublandlord of receipts for the Improvements or construction thereof, and Sublandlord shall reimburse the Capital Cost Reimbursement to Subtenant at least thirty (30) days prior to the Termination Date of this Sublease; provided, however, that Sublandlord shall not be obligates to reimburse Subtenant for the first $10,000 paid by Sublandlord pursuant to Section IV.l.d hereof. The provisions of this Article XI shall survive the expiration or earlier termination of this Sublease.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the day first above written.

SUBLANDLORD:                            IPL Systems, Inc.

                                        By:   /s/ R. Gellert
                                           -------------------------------
                                              its President
                                              Hereunto duly authorized


                                        By:   /s/ Eugene F. Tallone
                                           -------------------------------
                                              its Treasurer
                                              Hereunto duly authorized

SUBTENANT:                              SeaChange Technology, Inc.


                                        By:   /s/ Bill Styslinger
                                           -------------------------------
                                              its President
                                              Hereunto duly authorized


                                        By:   /s/ Ed McGrath
                                           -------------------------------
                                              its Treasurer
                                              Hereunto duly authorized


Exhibits:   A - Description of Premises
            B - Prime Lease

          C - Subtenant's Improvements
          D - Signage

                         COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.                                                March 20, 1996

     Then personally appeared the above-named R. Gellert as President of IPL
                                              ----------
Systems, Inc., and acknowledged the foregoing instrument to be his/her free act and deed and the free act and deed of IPL Systems, Inc., before me,


                                       /s/ Florence R. Silverman
                                       -------------------------------
                                       Notary Public
                                       My commission expires: February 21, 2003



                         COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.                                                March 20, 1996

     Then personally appeared the above-named Eugene F. Tallone, as Treasurer of IPL Systems, Inc., and acknowledged the foregoing instrument to be his/her free act and deed and the free act and deed of IPL Systems, Inc., before me,


                                       /s/ Florence R. Silverman
                                       -------------------------------
                                       Notary Public
                                       My commission expires: February 21, 2003

                         COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.                                                  March 20, 1996

     Then personally appeared the above-named Bill Styslinger as President of SeaChange Technology, Inc., and acknowledged the foregoing instrument to be his/her free act and deed and the free act and deed of SeaChange Technology, Inc., before me,


                                    /s/ Mary E. Kilbon
                                    ----------------------------------------
                                    Notary Public
                                    My commission expires: September 5, 1997



                         COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.                                                  March 20, 1996

     Then personally appeared the above-named Ed McGrath, as Treasurer of SeaChange Technology, Inc., and acknowledged the foregoing instrument to be his/her free act and deed and the free act and deed of SeaChange Technology, Inc., before me,

                                    /s/ Mary E. Kilbon
                                    ----------------------------------------
                                    Notary Public
                                    My commission expires: September 5, 1997